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                                                                     EXHIBIT 4.2

                          SANDY SPRING BANCORP, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

        AUTHORIZATION FOR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


             Phone (H)                  (W)
                      ------------------   ------------------

  I hereby elect to participate in the Sandy Spring Bancorp Dividend Reinvestment and Stock Purchase Plan (the "Plan") and appoint the Plan Administrator as my agent, subject to the terms and conditions of the Plan set forth in the Prospectus. I authorize the Plan Administrator to apply all cash dividends payable to me on the shares of Sandy Spring Bancorp, Inc. held in my name as it appears on this form, toward the purchase of shares (including fractional shares) of Common Stock of Sandy Spring Bancorp, Inc. in accordance with the Plan.

  This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Plan Administrator in writing.


                              This is NOT a PROXY
                                      -----------

                     All persons whose names appear above
                         must sign this authorization


                       SHARES TO PARTICIPATE IN THE PLAN

  I choose to participate in the Plan as follows (check one box):

  A. With all of my shares               [  ]
OR
  B. With fewer than all of my shares *  [  ] (Number of Shares to Participate               )
                                                                               -------------

* If you check the box after B, above, you must provide a number of shares to participate in the Plan, and only that number of shares plus shares credited to your Account under the Plan, (up to the total of shares Registered in your name at a given Payable Date) will be deemed to participate in the Plan.


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     STOCKHOLDER SIGNATURE                                     DATE

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     STOCKHOLDER SIGNATURE                                     DATE

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     STOCKHOLDER SIGNATURE                                     DATE

IT IS NOT NECESSARY TO RETURN THIS FORM IF YOU ALREADY ARE ENROLLED IN THE PLAN AND DO NOT WISH TO CHANGE THE NUMBER OF SHARES THAT PARTICIPATE IN THE PLAN.


         (A self-addressed envelope is enclosed for your convenience.)